<PAGE 1>

                          EXHIBIT 5.1

                    OPINION OF HARRY H. KAHN

                         March 29, 1994



ABM Industries Incorporated
50 Fremont Street
San Francisco, CA  94105-2230

                Re:  ABM Industries Incorporated
               Registration Statement on Form S-8

Ladies and Gentlemen:

      At your request, I am rendering this opinion in connection with the proposed issuance pursuant to the ABM Industries Incorporated 1987 Stock Option Plan (the "Plan"), of up to 500,000 shares of common stock, $.01 par value ("Common Stock"), of ABM Industries Incorporated, a Delaware corporation (the "Company").

      I have such examined instruments, documents, and records which I deemed relevant and necessary for the basis of mt opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

      Based on such examination, I am of the opinion that the 500,000 shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of my name wherever it appears in said Registration Statement.
In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                          Very truly yours,

                          /s/ Harry H. Kahn

                          Harry H. Kahn